Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-203101 / 333-257673 on Form S-8 of our report dated April 29, 2022, relating to the consolidated financial statements of Atento S.A. and the effectiveness of Atento S.A.’s internal control over financial reporting for the year ended December 31, 2021 appearing in this Annual Report on Form 20-F.

/s/ DELOITTE TOUCHE TOHMATSU

Auditores Independentes Ltda.

São Paulo, Brazil

April 29, 2022